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                                                                   Exhibit 23(e)

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-71775) and the related Prospectus of United Rentals, Inc. (the Company) for the registration of up to 8,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1998 with respect to the financial statements of Access Rentals, Inc., and Subsidiary and Affiliate, included in the Company's Report on Form 8-K/A dated February 4, 1998. We also consent to the incorporation by reference of such report into any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in order to increase the number of shares being offered pursuant to the offering contemplated by such Prospectus.


                                        Battaglia, Andrews & Moag, P.C.

Batavia, New York
March 1, 1999